UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

GTSI Corp.
 (Exact name of registrant as specified in its charter)

Delaware	0-19394	54-1248422
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 Stonecroft Boulevard Chantilly, Virginia	20151-1010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 502-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 5, 2007, GTSI Corp. (the “Company” or “GTSI”) entered into a Lease Agreement (“Lease”) with SP Herndon Development, LP, (“Landlord”) to secure office space for the Company’s new Headquarters.

The Lease is for office space located in an eight (8) story office building at 2553 Dulles View Drive, Herndon, Virginia, which will be used to replace GTSI’s current office space in Chantilly, Virginia. The commencement date for occupancy is targeted to be December 1, 2008; however, GTSI will not commence rent payments until June 1, 2009.

The Lease provides approximately 104,243 rentable square feet of space and has an initial lease term of ten (10) years. GTSI can extend this term by exercising up to two (2) consecutive five (5) year options. In addition, GTSI and Landlord negotiated several provisions granting GTSI certain expansion rights during the first twelve (12) months of the Lease.

At the time of signing this Lease, GTSI shall deposit with Landlord an unconditional, irrevocable letter of credit (“LOC”) in Landlord’s favor in the amount of $2,432,336.64. The LOC will be reduced effective as of the fourth anniversary of the rent commencement date to 50% of its prior amount provided GTSI has not materially defaulted under the Lease.

The monthly base rent during the first year of the Lease will be $304,042.08 with annual escalators thereafter. In addition to base rent, commencing on the first anniversary of rent commencement, the Lease requires GTSI to pay its proportionate share of defined operating expenses and real estate taxes paid or incurred by Landlord above a 2009 base year, as defined in the Lease. In connection with the Lease, Landlord shall make a dollar contribution to Company in the amount of $70.00 per square foot of the initial rentable area for application to the cost of the construction of Company’s tenant improvements.

In the event of default, subject to applicable cure periods, Landlord may elect to either (i) terminate the Lease, and recover an accelerated lump sum amount equal to the amount by which Landlord’s estimate of the aggregate amount of rent owing through the expiration of the Lease plus Landlord’s estimate of the aggregate expenses of reletting the premises, or, (ii) without terminating the Lease, terminate GTSI’s right to possession of the premises and relet the premises.

The foregoing description of the Lease is qualified in its entirety by reference to the copy of the Lease which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Lease Agreement dated December 5, 2007 entered into between GTSI Corp. and SP Herndon Development, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By: /s/ Joe Ragan
Joe Ragan
Senior Vice President and CFO

Date: December 10, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Lease Agreement dated December 5, 2007 entered into between GTSI Corp. and SP Herndon Development, LP.